Real Estate Purchase Contract

Party A: Harbin Itokin Garments Co., Ltd

Party B: Harbin Golden Sea Technology Printing Co., Ltd.

    In order to guarantee the legal benefits of both parties, issues concerning the building purchasing are entered into as follows:

I. In accordance with the negotiation between both parties, Party A agrees to sell the building and land, which is located in No.4, Yantai Street, Haping Road Centralized Park, Harbin City to Party B. The total building area is 10,284.33㎡and the land area is 20,696.5㎡.(The Property Ownership Certificate: HAFANGQUANZHENGPINGZI No.00001971, No.00001970, No.00001969, No.00001968 and State-owned Land Use Certificate: HAGUOYONG (98) No.570 ).

II. The Total Purchase Price Shall be RMB14,000,000 (USD$1,894,452) . Other taxes or fees payable for the delivery of building and land and changing the title are exclusive.

III. Payment Term: Party B should pay RMB14,000,000  (USD$1,894,452) to Party A at one time. Within the two days after the contract is signed, Party B should deposit the payment RMB14, 000,000 (USD$1,894,452) to Party A‘s account in form of bank draft. Party A shall check the account to confirm the money and thereafter shall deliver the Property Ownership Certificate and the State-owned Land Use Certificate to Party B.

IV. According to the rules made by Harbin House Trading Center, both parties should offer all the materials needed in the process of building property changing issues, cooperating to complete the work in terms of changing the title of building and land property. (If Party A’ building and land has a debt or creditor right dispute, or Party A has broken laws and has no right to sell the building and land, Party B is entitled to terminate the contract with total amount of money paid back by Part A, and will return the Property Ownership Certificate and the State-owned Land Use Certificate to Part A. The Contract is instantly invalidated. )

V. In accordance to the relevant law, both parties shall afford its own taxes fees for changing the title. Party B shall afford the other taxes fees which are not indicated. After receiving the full payment, Party A shall provide Party B the formal invoice.

VI. After the full payment, Party B is entitled to use the property. However, Party A is working on its clearing issue, because of which Party B should make some rooms in the building available to Party A to finish the clearing issue. All the charges for water, electricity and gas should be paid by the users. No later than Feb.25, 2008, Party A should complete delivering the building to Party B.

VII. The Party A delivers all the facilities, equipments and land to Party B under the current condition. Party A shall not pay and take no responsibility for the expenses of the building and equipments maintenance before the contract is signed. Party A takes no responsibility for any problems happened to the building, equipments hereafter the contract is signed.

VIII. Liabilities for Breach of Contracts: Both the contract parties should comply with the terms in the Contract. The Party in breach should pay all the compensation to the faultless Party for all the losses.

IX. Both Parties should be held responsible for its own losses due to Force Majeure or other events irrelevant to both parties.

X. The contract has two copies in original, one for each party.

Party A : ________________________	Party B: ________________________
(Signature)	(Signature)

Handler: ________________________	Handler: ________________________

Date: ___________________________	Date: __________________________